SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      September 4, 2001

HEI, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-10078	41-0944876
(Commission File Number)	(IRS Employer Identification No.)

1495 Steiger Lake Lane, Victoria, Minnesota	55386
(Address of Principal Executive Offices)	(Zip Code)

952-443-2500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Table of Contents

SIGNATURES

Item 5. OTHER EVENTS.

On August 30, 2001, HEI, Inc announced that it completed a $6.7 million private placement of its shares of common stock. HEI sold 950,000 shares of common stock at $7.00 per share. The purchasers were mutual funds and private funds.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

99.1	Press Release, August 30, 2001

99.2	Stock Purchase Agreement, August 29, 2001

99.3	Registration Rights Agreement, August 29, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Dated: September 4, 2001

HEI, INC

By	/s/ Anthony J. Fant

Anthony J. Fant
Chairman and
Chief Executive Officer

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